SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 28, 2009

Date of Report (Date of earliest event reported)

INERGY, L.P.

(Exact name of Registrant as specified in its charter)

Delaware	0-32453	43-1918951
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Two Brush Creek Boulevard, Suite 200

Kansas City, MO 64112

(Address of principal executive offices)

(816) 842-8181

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

In connection with its offering of senior unsecured notes, Inergy, L.P. (the “Partnership”) is providing the following supplemental information, which is contained in offering materials. At January 26, 2009, the Partnership had borrowings outstanding under its credit agreement of $295.5 million, including $212.0 million under the acquisition credit facility and $83.5 million under the working capital credit facility.

Item 8.01	Other Events

On January 28, 2009, the Partnership and Inergy Finance Corp. issued a press release announcing that they intend to sell in a private placement to eligible purchasers $200 million in aggregate principal amount senior unsecured notes due 2015. A copy of the press release is included herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits.

Exhibit Number	Description
99.1	Press Release dated January 28, 2009

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INERGY, L.P.

	By:	INERGY GP, LLC, Its Managing General Partner

Date: January 28, 2009	By:	/s/ Laura L. Ozenberger
Laura L. Ozenberger Sr. Vice President - General Counsel and Secretary